UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	January 17, 2007
(Date of earliest event reported):	January 15, 2007
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the  Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Fulton Financial Corporation (the “Company”) reviewed the 2006 salaries of the Company’s senior executive officers to consider annual adjustments as may be appropriate.

     On January 16, 2007, the Committee presented to the Board of Directors its 2007 annual base salary recommendations for the Company’s senior executive officers. The 2007 salaries in the table below were based on the Committee’s review of market data and recommendations of an outside consulting firm retained to evaluate the Company’s compensation programs. R. Scott Smith, Jr., the Company’s Chairman, Chief Executive Officer and President, also made recommendations to the Committee with regard to the other senior executive officers below. The Board of Directors approved the recommendations of the Committee and the 2007 base salaries that are to be effective as of January 1, 2007.

     The following table sets forth the annual base salaries of the Company’s senior management team for 2007:

Name	Position	2007 Base Salary
R. Scott Smith, Jr.	Chairman, Chief Executive Officer and President of Fulton Financial Corporation	$763,213
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation	$478,400
Richard J. Ashby, Jr.	Senior Executive Vice President of Fulton Financial Corporation; Chairman and Chief Executive Officer of Fulton Financial Advisors, N.A.	$405,000
Craig H. Hill	Senior Executive Vice President of Fulton Financial Corporation - Human Resources	$208,700
James E. Shreiner	Senior Executive Vice President of Fulton Financial Corporation - Administrative Services	$306,000
E. Philip Wenger	Senior Executive Vice President of Fulton Financial Corporation – Community Banking; Chairman of Fulton Bank	$350,000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 17, 2007	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent

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